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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Grancare, Inc. on Form S-8, Registration No. 33-94994, of our report dated June 14, 1996 appearing in the Annual Report on 11-K of the GranCare, Inc. 401(k) Savings Plan for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Atlanta, Georgia
July 1,1996